Exhibit 99.2

800 Boylston Street
Boston, MA 02199

BOSTON PROPERTIES ANNOUNCES
SECOND QUARTER 2018 RESULTS

Exceeds Top Ends of its Guidance Ranges and Increases Full Year 2018 Projections

BOSTON, MA, July 31, 2018 - Boston Properties, Inc. (NYSE: BXP), a real estate investment trust and one of the largest owners, managers and developers of Class A office properties in the United States, reported results today for the second quarter ended June 30, 2018.
Financial highlights for the quarter include:

•	Net income attributable to common shareholders of $128.7 million, or $0.83 per diluted share, compared to $133.7 million, or $0.87 per diluted share, for the quarter ended June 30, 2017.

•	Funds from Operations (FFO) of $244.4 million, or $1.58 per diluted share. This compares to FFO of $257.9 million, or $1.67 per diluted share, for the quarter ended June 30, 2017.

◦	FFO of $1.58 per diluted share was $0.04 per share greater than the mid-point of the Company’s previous guidance of $1.53 - $1.55 per diluted share, primarily due to:

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$0.02 per share of greater than projected portfolio operations; $0.01 per share resulting from greater than projected development and management services revenue; and $0.01 per share of lower than projected interest expense.

•	The Company also increased its guidance for full year 2018 EPS and FFO per share as follows:

◦	Projected EPS (diluted) for 2018 of $3.48 - $3.53 per share, an increase of $0.18 per share from the mid-point of its most recent guidance; and

◦	Projected FFO per share (diluted) for 2018 of $6.36 - $6.41 per share, an increase of $0.07 per share from the mid-point of its most recent guidance.

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•	Recent business highlights include:

◦
Acquired Santa Monica Business Park in Santa Monica, California, a 47-acre office park consisting of 21 buildings totaling approximately 1.2 million net rentable square feet, in a joint venture with Canada Pension Plan Investment Board.

◦
Established a joint venture to acquire a development site at 3 Hudson Boulevard in New York City that can accommodate the future development of a Class A office tower with up to 2.0 million net rentable square feet.

◦
Signed a 440,000 square foot lease with an affiliate of Verizon Communications, Inc. and commenced development of The Hub on Causeway - Office development project located at 100 Causeway Street in Boston, Massachusetts, a 627,000 square foot, Class A office tower with the Company’s 50/50 joint venture partner Delaware North. Under the lease agreement, Verizon will lease approximately 70% of the office tower for a term of 20 years.

At June 30, 2018, the Company’s portfolio consisted of 178 properties aggregating approximately 50.2 million square feet, including twelve properties under construction/redevelopment totaling approximately 6.0 million square feet. The overall percentage of leased space for the 162 properties in-service (excluding the Company’s three residential properties and hotel) as of June 30, 2018 was 90.4%.
The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended June 30, 2018. In the opinion of management, the Company has made all adjustments considered necessary for a fair statement of these reported results.
Significant events during the second quarter included:
Development activities

•
On June 7, 2018, the Company completed and fully placed in-service its Signature at Reston development project comprised of 508 apartment units and retail space aggregating approximately 518,000 square feet located in Reston, Virginia. The retail space totaling approximately 25,000 net rentable square feet is approximately 81% leased and the residential units are currently approximately 35% leased.

•
On June 20, 2018, the Company partially placed in-service its Proto Kendall Square development project comprised of 280 apartment units and retail space aggregating approximately 167,000 square feet located in Cambridge, Massachusetts. The retail space totaling approximately 15,000 net rentable square feet is approximately 98% leased and the residential units are currently approximately 32% leased.

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Acquisition and disposition activities

•
On May 24, 2018, the Company completed the sale of its 91 Hartwell Avenue property located in Lexington, Massachusetts for a gross sale price of approximately $22.2 million. Net cash proceeds totaled approximately $21.7 million, resulting in a gain on sale of real estate totaling approximately $15.5 million. 91 Hartwell Avenue is an approximately 119,000 net rentable square foot Class A office property.

Capital markets activities

•
On April 19, 2018, a joint venture in which the Company has a 50% interest obtained construction financing with a total commitment of $180.0 million collateralized by its Hub on Causeway - Residential development project.  The construction financing bears interest at a variable rate equal to LIBOR plus 2.00% per annum and matures on April 19, 2022, with two, one-year extension options, subject to certain conditions.  The joint venture has not yet drawn any funds under the loan. The Hub on Causeway - Residential is an approximately 320,000 square foot project comprised of 440 residential units located in Boston, Massachusetts.

•
On April 24, 2018, the Company's Operating Partnership exercised its option to draw $500.0 million on its unsecured delayed draw term loan facility. The unsecured term loan totaling $500.0 million bears interest at a variable rate equal to LIBOR plus 0.90% per annum based on the Company's Operating Partnership's current credit rating and matures on April 24, 2022.

•
On April 27, 2018, a joint venture in which the Company has a 60% interest refinanced the mortgage loan collateralized by its 540 Madison Avenue property located in New York City totaling $120.0 million.  The mortgage loan bears interest at a variable rate equal to LIBOR plus 1.10% per annum and matures on June 5, 2023.  The previous mortgage loan bore interest at a variable rate equal to LIBOR plus 1.50% per annum and was scheduled to mature on June 5, 2018.  540 Madison Avenue is an approximately 284,000 net rentable square foot Class A office property.

Transactions completed subsequent to June 30, 2018:

•
On July 13, 2018, the Company entered into a joint venture with a third party to acquire a development site at 3 Hudson Boulevard that, upon the future acquisition of additional available development rights, can accommodate a Class A office tower with up to 2.0 million net rentable square feet located on the entire square block between 11th Avenue and Hudson Boulevard Park from West 34th Street to West 35th Street in New York City.  The Company owns a 25% interest in and will be the managing member of the joint venture.  The acquisition includes improvements consisting of excavation work and foundation elements that are currently being constructed on the site. The Company contributed cash totaling approximately $45.6 million at closing and will contribute in the future approximately $62.2 million for its initial capital contribution, a portion of which will fund the remaining costs to complete the foundation elements to grade for the future office building.  In addition, the Company has provided $80.0 million of mortgage financing to the joint venture which bears

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interest at a variable rate equal to LIBOR plus 3.50% per annum and matures on July 13, 2023, with extension options, subject to certain conditions.

•
On July 19, 2018, the Company completed the acquisition of Santa Monica Business Park in the Ocean Park neighborhood of Santa Monica, California for a purchase price of approximately $627.5 million, including $11.5 million of seller funded leasing costs after the effective date of the purchase and sale agreement. Santa Monica Business Park is a 47-acre office park consisting of 21 buildings totaling approximately 1.2 million net rentable square feet. Approximately 70% of the rentable square footage is subject to a ground lease with 80 years remaining, including renewal periods. The ground lease provides the Company with the right to purchase the land underlying the properties in 2028 with subsequent purchase rights every 15 years. The property is 94% leased. The acquisition was completed in a joint venture with Canada Pension Plan Investment Board, which invested approximately $147.4 million for a 45% ownership interest in the joint venture. Boston Properties will provide customary operating, property management and leasing services to, and invested approximately $180.1 million in the joint venture. The acquisition was completed with $300.0 million of financing. The mortgage financing bears interest at a variable rate equal to LIBOR plus 1.28% per annum and matures on July 19, 2025. At closing, the borrower under the loan entered into interest rate swap contracts with notional amounts aggregating $300.0 million through April 1, 2025, resulting in a fixed rate of approximately 4.063% per annum through the expiration of the interest rate swap contracts.

•
On July 27, 2018, the Company entered into a joint venture with its partner at The Hub on Causeway mixed-use development to acquire the air rights for the development of an approximately 627,000 net rentable square foot Class A office tower at the site to be known as 100 Causeway Street.  The joint venture entered into a lease agreement with an affiliate of Verizon Communications, Inc. under which Verizon will lease approximately 70% of the office tower for a term of 20 years.  With the execution of the lease, the joint venture commenced development of the project.  The Company will serve as co-development manager for the project and will own a 50% interest in the joint venture.  The Company’s share of the total project cost is estimated to be approximately $270 million.

EPS and FFO per Share Guidance:
The Company’s guidance for the third quarter and full year 2018 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below.  Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below.  The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

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As set forth below, the Company has updated its projected EPS (diluted) for the full year 2018 to $3.48 - $3.53 per share from $3.28 - $3.37 per share. This is an increase of $0.18 per share at the mid-point of the Company’s guidance consisting of $0.11 per share related to gains on sales of real estate recorded in the second quarter of 2018, $0.03 per share of better than expected portfolio operations, $0.03 per share of additional development and management services revenue, and $0.02 per share of lower interest expense, offset by ($0.01) per share related to the sale of 91 Hartwell Avenue in the second quarter of 2018.
In addition, the Company has updated its projected guidance for FFO per share (diluted) for the full year 2018 to $6.36 - $6.41 per share from $6.27 - $6.36 per share. This is an increase of $0.07 per share at the mid-point consisting of $0.03 per share of better than expected portfolio operations, $0.03 per share of additional development and management services revenue, and $0.02 per share of lower interest expense, offset by ($0.01) per share related to the sale of 91 Hartwell Avenue in the second quarter of 2018.

	Third Quarter 2018			Full Year 2018
	Low	-	High	Low	-	High
Projected EPS (diluted)	$0.73	-	$0.75	$3.48	-	$3.53
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.88	-	0.88	3.55	-	3.55
Less:
Projected Company Share of Gains on Sales of Real Estate	—	-	—	0.67	-	0.67
Projected FFO per Share (diluted)	$1.61	-	$1.63	$6.36	-	$6.41
Boston Properties will host a conference call on Wednesday, August 1, 2018 at 10:00 AM Eastern Time, open to the general public, to discuss the second quarter 2018 results, the 2018 projections and related assumptions, and other matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731 (International) and entering the passcode 6696808. A replay of the conference call will be available through August 22, 2018, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 6696808. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.
Additionally, a copy of Boston Properties’ second quarter 2018 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

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Boston Properties is a fully integrated real estate company, organized as a real estate investment trust, that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of primarily Class A office space totaling 50.2 million square feet and consisting of 166 office properties (including nine properties under construction), six residential properties (including three properties under construction), five retail properties and one hotel.  The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets - Boston, Los Angeles, New York, San Francisco and Washington, DC.
This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “budgeted,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to satisfy the closing conditions to the pending transactions described above, the Company’s ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the third quarter and full fiscal year 2018, whether as a result of new information, future events or otherwise.

Financial tables follow.

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BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30, 2018	December 31, 2017
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$20,152,578	$19,622,379
Construction in progress	1,163,040	1,269,338
Land held for future development	210,902	204,925
Less: accumulated depreciation	(4,745,590)	(4,589,634)
Total real estate	16,780,930	16,507,008
Cash and cash equivalents	472,555	434,767
Cash held in escrows	254,505	70,602
Investments in securities	30,063	29,161
Tenant and other receivables, net	63,660	92,186
Accrued rental income, net	912,652	861,575
Deferred charges, net	678,319	679,038
Prepaid expenses and other assets	85,972	77,971
Investments in unconsolidated joint ventures	682,507	619,925
Total assets	$19,961,163	$19,372,233
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$2,972,052	$2,979,281
Unsecured senior notes, net	7,251,578	7,247,330
Unsecured line of credit	—	45,000
Unsecured term loan, net	498,248	—
Accounts payable and accrued expenses	327,067	331,500
Dividends and distributions payable	139,263	139,040
Accrued interest payable	96,844	83,646
Other liabilities	462,869	443,980
Total liabilities	11,747,921	11,269,777

Commitments and contingencies	—	—
Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 shares issued and outstanding at June 30, 2018 and December 31, 2017	200,000	200,000
Common stock, $0.01 par value, 250,000,000 shares authorized, 154,490,429 and 154,404,186 issued and 154,411,529 and 154,325,286 outstanding at June 30, 2018 and December 31, 2017, respectively	1,544	1,543
Additional paid-in capital	6,391,460	6,377,908
Dividends in excess of earnings	(649,747)	(712,343)
Treasury common stock at cost, 78,900 shares at June 30, 2018 and December 31, 2017	(2,722)	(2,722)
Accumulated other comprehensive loss	(47,695)	(50,429)
Total stockholders’ equity attributable to Boston Properties, Inc.	5,892,840	5,813,957
Noncontrolling interests:
Common units of the Operating Partnership	621,221	604,739
Property partnerships	1,699,181	1,683,760
Total equity	8,213,242	8,102,456
Total liabilities and equity	$19,961,163	$19,372,233

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BOSTON PROPERTIES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
	(in thousands, except for per share amounts)
Revenue
Rental
Base rent	$516,439	$520,542	$1,035,946	$1,024,104
Recoveries from tenants	95,259	89,163	190,377	178,327
Parking and other	26,904	26,462	53,038	52,072
Total rental revenue	638,602	636,167	1,279,361	1,254,503
Hotel revenue	14,607	13,375	23,709	20,795
Development and management services	9,305	7,365	17,710	13,837
Direct reimbursements of payroll and related costs from management services contracts	1,970	—	4,855	—
Total revenue	664,484	656,907	1,325,635	1,289,135
Expenses
Operating
Rental	237,790	230,454	478,119	458,741
Hotel	8,741	8,404	16,814	15,495
General and administrative	28,468	27,141	64,362	58,527
Payroll and related costs from management services contracts	1,970	—	4,855	—
Transaction costs	474	299	495	333
Depreciation and amortization	156,417	151,919	322,214	311,124
Total expenses	433,860	418,217	886,859	844,220
Operating income	230,624	238,690	438,776	444,915
Other income (expense)
Income from unconsolidated joint ventures	769	3,108	1,230	6,192
Interest and other income	2,579	1,504	4,227	2,118
Gains from investments in securities	505	730	379	1,772
Gains from early extinguishments of debt	—	14,354	—	14,354
Interest expense	(92,204)	(95,143)	(182,424)	(190,677)
Income before gains on sales of real estate	142,273	163,243	262,188	278,674
Gains on sales of real estate	18,292	3,767	114,689	3,900
Net income	160,565	167,010	376,877	282,574
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(14,400)	(15,203)	(31,634)	(19,627)
Noncontrolling interest—common units of the Operating Partnership	(14,859)	(15,473)	(35,311)	(26,933)
Net income attributable to Boston Properties, Inc.	131,306	136,334	309,932	236,014
Preferred dividends	(2,625)	(2,625)	(5,250)	(5,250)
Net income attributable to Boston Properties, Inc. common shareholders	$128,681	$133,709	$304,682	$230,764
Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.83	$0.87	$1.97	$1.50
Weighted average number of common shares outstanding	154,415	154,177	154,400	154,019
Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.83	$0.87	$1.97	$1.50
Weighted average number of common and common equivalent shares outstanding	154,571	154,331	154,638	154,273

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BOSTON PROPERTIES, INC. FUNDS FROM OPERATIONS (1) (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
	(in thousands, except for per share amounts)

Net income attributable to Boston Properties, Inc. common shareholders	$128,681	$133,709	$304,682	$230,764
Add:
Preferred dividends	2,625	2,625	5,250	5,250
Noncontrolling interest - common units of the Operating Partnership	14,859	15,473	35,311	26,933
Noncontrolling interests in property partnerships	14,400	15,203	31,634	19,627
Less:
Gains on sales of real estate	18,292	3,767	114,689	3,900
Income before gains on sales of real estate	142,273	163,243	262,188	278,674
Add:
Depreciation and amortization	156,417	151,919	322,214	311,124
Noncontrolling interests in property partnerships' share of depreciation and amortization	(18,426)	(19,327)	(36,647)	(40,742)
Company's share of depreciation and amortization from unconsolidated joint ventures	9,312	9,629	18,756	18,670
Corporate-related depreciation and amortization	(406)	(486)	(811)	(1,011)
Less:
Noncontrolling interests in property partnerships	14,400	15,203	31,634	19,627
Preferred dividends	2,625	2,625	5,250	5,250
Funds from operations (FFO) attributable to the Operating Partnership common unitholders (including Boston Properties, Inc.)	272,145	287,150	528,816	541,838
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	27,704	29,269	53,812	55,593
Funds from operations attributable to Boston Properties, Inc. common shareholders	$244,441	$257,881	$475,004	$486,245
Boston Properties, Inc.’s percentage share of funds from operations - basic	89.82%	89.81%	89.82%	89.74%
Weighted average shares outstanding - basic	154,415	154,177	154,400	154,019
FFO per share basic	$1.58	$1.67	$3.08	$3.16
Weighted average shares outstanding - diluted	154,571	154,331	154,638	154,273
FFO per share diluted	$1.58	$1.67	$3.07	$3.15

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(1)
Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. common shareholders (computed in accordance with GAAP) for gains (or losses) from sales of properties, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company's operating results, FFO should be examined in conjunction with net income attributable to Boston Properties, Inc. common shareholders as presented in the Company's consolidated financial statements. FFO should not be considered as a substitute for net income attributable to Boston Properties, Inc. common shareholders (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.

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BOSTON PROPERTIES, INC. PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	June 30, 2018	December 31, 2017
Boston	94.8%	94.1%
Los Angeles and San Francisco	89.8%	89.3%
New York	86.6%	86.9%
Washington, DC	89.5%	91.3%
Total Portfolio	90.4%	90.7%

AT THE COMPANY
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
(617) 236-3352

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